Exhibit 99.2

Audited Financial Statements and

Supplemental Schedules

M.A. Hanna Company

401(k) and Retirement Plan and Trust

December 31, 2000 and 1999 and the Year Ended December 31, 2000

With Report of Independent Auditors

M.A. Hanna Company

401(k) and Retirement Plan and Trust

Audited Financial Statements and Supplemental Schedules

December 31, 2000 and 1999 and the

Year Ended December 31, 2000

Report of Independent Auditors

PolyOne Corporation

Savings Program Administration Committee

We have audited the accompanying statement of net assets available for benefits of the M.A. Hanna Company 401(k) and Retirement Plan and Trust as of December 31, 2000, and the related statement of changes in net assets available for benefits for the year then ended. These financial statements are the responsibility of the Plan’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for benefits of the M.A. Hanna Company 401(k) and Retirement Plan and Trust at December 31, 2000, and the changes in its net assets available for benefits for the year then ended, in conformity with accounting principles generally accepted in the United States.

Our audit was performed for the purpose of forming an opinion on the financial statements taken as a whole. The accompanying supplemental schedules of assets (held at end of year) as of December 31, 2000 and reportable transactions for the year then ended, are presented for purposes of additional analysis and are not a required part of the financial statements but are supplementary information required by the Department of Labor’s Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. These supplemental schedules are the responsibility of the Plan’s management. The supplemental schedules have been subjected to the auditing procedures applied in our audit of the financial statements and, in our opinion, are fairly stated in all material respects in relation to the financial statements taken as a whole.

/s/ Ernst & Young LLP

Cleveland, Ohio

June 22, 2001

M.A. Hanna Company

401(k) and Retirement Plan and Trust

Statements of Net Assets Available for Benefits

	December 31

	2000	1999

Assets

Investments, at fair value	$184,797,197	$220,491,150

Receivables:

Participant contributions	161,732	25,777

Employer contributions	4,598,469	5,708,920

Pending purchases	133,259

Total receivables	4,893,460	5,734,697

Net assets available for benefits	$189,690,657	$226,225,847

See accompanying notes.

M.A. Hanna Company

401(k) and Retirement Plan and Trust

Statement of Changes in Net Assets Available for Benefits

Year Ended December 31, 2000

Additions

Investment income:

Dividends	$11,102,753

Interest	1,661,397

12,764,150

Contributions:

Participant	9,931,567

Employer	8,167,790

Rollovers	389,555

18,488,912

Transfer from other plan	27,681

Total additions	31,280,743

Deductions

Benefits paid directly to participants	29,108,782

Administrative expenses	165,683

Total deductions	29,274,465

Net depreciation in fair value of investments	(38,541,468)

Net decrease	(36,535,190)

Net assets available for benefits:

Beginning of year	226,225,847

End of year	$189,690,657

See accompanying notes.

M.A. Hanna Company

401(k) and Retirement Plan and Trust

Notes to Financial Statements

December 31, 2000 and 1999 and
Year Ended December 31, 2000

1. Summary Description of the Plan

The following summary description of the M.A. Hanna Company 401(k) and Retirement Plan (the “Plan”) is provided for general information purposes only. Participants should refer to the Plan agreement for a more complete description of the Plan’s provisions.

General

The Plan is sponsored by PolyOne Corporation (the “Company” and “Plan Sponsor”). The Company was formed by the consolidation of The Geon Company and M.A. Hanna Company on August 31, 2000. In connection with the consolidation, each outstanding share of common stock of M.A. Hanna Company (including shares held by the Plan) was converted to one common share of the Company.

The Plan is a defined contribution plan covering substantially all employees of the M.A. Hanna Plastic Group, Inc. and M.A. Hanna Resin Distribution Company. The Plan is subject to the provisions of the Employee Retirement Income Security Act of 1974 (“ERISA”).

Contributions

Eligible employees may elect to contribute a portion of their compensation not to exceed the lesser of 15% of such compensation or $10,500 for 2000. Additionally, participants may roll over distributions from other qualified pension or profit sharing plans.

The Plan currently provides for a Company matching contribution equal to 50% for each $1 contributed, on the first 6% of eligible employee compensation. One half of the employer match is automatically directed to the PolyOne Stock Fund (formerly the M.A. Hanna Company Stock Fund). In addition, the Company may make discretionary profit sharing contributions to the Plan on behalf of participants employed by the Company on the last day of the year, or who ceased being a participant during the year due to retirement, disability, death or a reduction in workforce. The amount, if any, is determined by the Company, and is allocated to participants in direct proportion to their compensation. The discretionary profit sharing contribution was $4,531,556 for 2000.

Employee contributions and the discretionary profit sharing contribution may be allocated by participants among the investment options offered by the Plan. Additionally, every two years at a date specified by the Plan agreement, the Company matching contribution initially invested in the PolyOne Stock Fund becomes unrestricted and participants may direct such amounts to other investment funds.

M.A. Hanna Company
401(k) and Retirement Plan and Trust

Notes to Financial Statements (continued)

1. Summary Description of the Plan (continued)

Vesting

Participants are fully vested in their account balances, except for discretionary profit sharing contributions, at all times. Discretionary profit sharing contributions vest over a period of five years, beginning with 20% after one year of service and increasing 20% each year thereafter. A participant entire account balance becomes fully vested upon normal retirement (age 65), disability, death or a reduction in the workforce.

Loans to Participants

Participants may borrow a maximum amount equal to the lesser of 50% of their vested account (excluding amounts relating to discretionary profit sharing contributions) balance or $50,000 subject to certain DOL and IRS requirements. The Plan provides that loan amounts must be a minimum of $1,000. Interest is charged to the borrower at the trustee’s prime rate plus 1%. Payments on loans are made through payroll deductions and must be repaid within five years (personal loans) or five to fifteen years (primary residence loans).

Plan Withdrawals and Distributions

Active participants may elect hardship withdrawals from the participant’s salary deferral and rollover account. Age-based in-service withdrawals are available from the participant’s vested account balance.

M.A. Hanna Company
401(k) and Retirement Plan and Trust

Notes to Financial Statements (continued)

1. Summary Description of the Plan (continued)

Plan distributions are made to participants or their designated beneficiary upon normal retirement, disability or death, in the full amounts credited to their participant account. A participant who leaves employment of the Company before normal retirement for reasons other than disability, death or a reduction in workforce is eligible to receive all amounts credited to their account relating to participant contributions, including rollovers, and the vested percentage of Company matching and discretionary profit sharing contributions. All non-vested portions will be forfeited immediately and may be used to reduce future discretionary profit sharing contributions. Distributions are made in either a single lump sum or periodic payments. Additionally, employees of select merged plans may elect a portion in a lump sum with the remainder paid in periodic payments, a single life annuity for single participants or a joint and 50% or 100% survivor annuity with the participant’s spouse as the joint annuitant for married participants if these options were available under their previous plan.

Plan Termination

Although the Company has not expressed any intent to do so, the Company has the right under the Plan to discontinue its contributions at any time and to terminate the Plan subject to the provisions of ERISA. Upon either of these events, the accounts of each affected employee will vest immediately, and participants will receive a distribution of their total participant account balance.

Administrative Expenses

Administrative expenses of the Plan are generally paid by the Company. Participants are charged investment management fees which are credited to participant accounts.

2. Summary of Significant Accounting Policies

Basis of Accounting

The financial statements of the Plan are prepared using the accrual basis of accounting.

M.A. Hanna Company
401(k) and Retirement Plan and Trust

Notes to Financial Statements (continued)

2. Summary of Significant Accounting Policies (continued)

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

Valuation of Investments and Income Recognition

Investments are stated at fair value. Securities traded on a national securities exchange are valued at the last reported sales price on the last business day of the Plan year. Investments for which no sale was reported on that date are valued at the average of the last reported bid and ask prices. Common/collective trust funds are stated at fair value, as determined by the trustee. Participant loans are valued at their outstanding balances, which approximate fair value.

Purchases and sales of securities are reported on a trade date basis. Dividend income is recorded on the ex-dividend date and interest income is recorded on the accrual basis. Gains and losses on security transactions are determined using the average cost method.

Reclassifications

Certain amounts in the prior year financial statements have been reclassified to conform to the current year presentation.

M.A. Hanna Company
401(k) and Retirement Plan and Trust

Notes to Financial Statements (continued)

3. Investments

The fair value of individual investments that represent five percent or more of the Plan’s net assets are as follows:

	December 31

	2000	1999

MGT Smart Index Fund	$54,882,300	$69,530,871

American Century Strategic Allocation Moderate Fund	26,036,058	25,740,567

American Century Ultra Fund	35,617,509	45,362,340

J.P. Morgan Prime Money Market Fund	18,887,493	23,278,174

PolyOne Corporation Common Stock*	15,124,101

J.P. Morgan Institutional Bond Fund	11,818,380

American Century International Growth Fund	10,107,462

M.A. Hanna Company Common Stock*		24,906,779

*	Nonparticipant – directed

During 2000, the Plan’s investments (including gains and losses on investments bought and sold, as well as held during the year) depreciated in fair value as follows:

Common/collective trust funds	$6,834,133

Mutual funds	19,161,826

Common stocks	11,992,804

Brokerage account	552,705

$38,541,468

The Brokerage account consists of self-directed participant investments. At December 31, 2000 the account was comprised of common stocks: 81%, shares of registered investment companies: 12% and common/collective trust funds: 7%.

M.A. Hanna Company
401(k) and Retirement Plan and Trust

Notes to Financial Statements (continued)

4. Nonparticipant-Directed Investments

The PolyOne Stock fund contains participant account balances that are both participant-directed and nonparticipant-directed. Because the fund contains balances that are nonparticipant-directed, the entire fund is considered nonparticipant-directed for disclosure purposes.

Information about the net assets and the significant components of the changes in net assets relating to the nonparticipant-directed investments is as follows:

	December 31

	2000	1999

Net assets:

Assets:

Investments at fair value:

PolyOne Corporation Common Stock	$15,124,101

M.A. Hanna Company Common Stock		$24,906,779

Money market funds	143,767

Contribution receivable	308,234	276,361

Pending purchases	33,546

	$15,609,648	$25,183,140

Year Ended
December 31,
2000

Changes in net assets:

Additions:

Interest and dividend income	$997,751

Contributions	2,711,042

Net transfers from participant-directed investments	1,112,291

Other	6,631

Deductions:

Net depreciation in fair value of investments	11,992,804

Withdrawals and distributions	2,408,403

$(9,573,492)

M.A. Hanna Company
401(k) and Retirement Plan and Trust

Notes to Financial Statements (continued)

5. Income Tax Status

The Plan has received a determination letter from the Internal Revenue Service dated January 30, 1996, stating that the Plan is qualified under Section 401(a) of the Code and, therefore, the related trust is exempt from taxation. Once qualified, the Plan is required to operate in conformity with the Code to maintain its qualification. The Plan Sponsor believes the Plan is being operated in compliance with the applicable requirements of the Code, and, therefore, believes that the Plan is qualified and the related trust is tax exempt.

M.A. Hanna Company

401(k) and Retirement Plan and Trust

EIN: 34-1730488 Plan No.: 014

Schedule H, Line 4i — Schedule of Assets
(Held at End of Year)

December 31, 2000

Identity of Issue, Borrower, Lessor	Description		Current
or Similar Party	of Investment	Cost**	Value

Shares of Registered Investment Companies

American Century Strategic Allocation Moderate Fund*	4,126,158 shares		$26,036,058

American Century Equity Income Fund*	763,338 shares		5,053,296

American Century International Growth Fund*	924,745 shares		10,107,462

American Century Ultra Fund*	1,100,325 shares		35,617,509

American Century Heritage Fund*	237 shares		3,445

J.P. Morgan Institutional Bond Fund*	1,217,135 shares		11,818,380

Berger New Generation Fund	492 shares		7,841

Internet Emerging Growth Fund	1,762 shares		6,502

Invesco Telecommunications Fund	208 shares		7,547

Medical Fund	1,362 shares		28,568
PBHG Technology &

Communication Fund	695 shares		23,935

RS Internet Age Fund	1,624 shares		10,608

Scudder Technology Innovation Fund Class S	341 shares		9,945

			88,731,096

Common Trust Funds

MGT Smart Index Fund	2,385,150 units		54,882,300

J.P. Morgan Prime Money Market Fund*	18,887,493 units		18,887,493

UMB Scout Prime 1	143,767 units	$143,767	143,767

American Century Prime Money Market Fund*	52,897 units		52,897

			73,996,457

M.A. Hanna Company
401(k) and Retirement Plan and Trust

EIN: 34-1730488 Plan No.: 014

Schedule H, Line 4i — Schedule of Assets

(Held at End of Year)(continued)

Identity of Issue, Borrower, Lessor	Description		Current
or Similar Party	of Investment	Cost**	Value

Common Stocks

PolyOne Corporation*	2,574,315 shares	$33,673,799	15,124,101

Advanced Environmental Recycling Technology	2,500 shares		1,875

Advanced Micro Devices Inc.	100 shares		1,381

Altera Corp.	24 shares		632

America Online Inc.	100 shares		3,480

Amtech Sys. Inc.	345 shares		2,631

Analog Devices Inc.	230 shares		11,773

Apple Computer Inc.	220 shares		3,259

Apria HealthCare Group Inc.	50 shares		1,488

Ariba Inc.	50 shares		2,681

At Home Corp.	500 shares		2,766

AT&T Corp.	60 shares		1,035

Avaya Inc.	4 shares		41

AXS One Inc.	900 shares		619

Buy.com Inc.	2 shares		1

Cable and Wireless Plc	200 shares		7,975

Ciber Inc.	2,000 shares		9,750

Cisco Systems Inc.	1,943 shares		74,320

Competitive Technologies Inc.	4,100 shares		26,138

Compuware Corp.	500 shares		3,125

Cyberguard Corp.	250 shares		370

Data Critical Corp.	1,150 shares		2,875

Dell Computer Corp.	19 shares		331

Digital Lightwave Inc.	125 shares		3,953

Discovery Laboratories Inc.	1,000 shares		4,188

Du Pont E I DE Nemours & Company	100 shares		4,831

E Spire Communications Inc.	4 shares		2

EMC Corp.	432 shares		28,728

Entegris Inc.	1,940 shares		14,550

Ericsson L M Tel. Co.	100 shares		1,119

M.A. Hanna Company
401(k) and Retirement Plan and Trust

EIN: 34-1730488 Plan No.: 014

Schedule H, Line 4i — Schedule of Assets

(Held at End of Year)(continued)

Identity of Issue, Borrower, Lessor	Description		Current
or Similar Party	of Investment	Cost**	Value

Common Stocks (continued)

Eurotech Ltd.	35,500 shares		48,813

Extended Stay Amer. Inc.	200 shares		2,570

General Electric Co.	81 shares		3,883

Globalstar Telecommunications Ltd.	2,000 shares		1,812

Goodyear Tire & Rubber Company	1,000 shares		22,990

Handspring Inc.	38 shares		1,473

Hewlett-Packard	400 shares		12,625

Hilton Hotels Corp.	500 shares		5,250

Hitachi LTD	100 shares		8,606

Indymac Mortgage Hldgs Inc.	100 shares		2,950

Inktomi Corp.	135 shares		2,413

Intel Corp.	70 shares		2,104

Intelect Communications Inc.	210 shares		79

JDS Uniphase Corp.	40 shares		1,670

Juniper Networks Inc.	100 shares		12,619

Keithley Instruments Inc.	280 shares		12,058

Lowes Cos. Inc.	50 shares		2,225

Lucent Technologies Inc.	50 shares		675

Merck & Co. Inc.	233 shares		21,815

Micrel Inc.	60 shares		2,018

Micromem Technologies Inc.	950 shares		1,672

Micron Technology Inc.	100 shares		3,550

Microsoft Corp.	307 shares		13,335

Motorola Inc.	36 shares		729

Nasdaq 100 Shares	70 shares		4,086

Neorx Corp	1,223 shares		6,421

Nokia Corp.	1,655 shares		71,993

Office Depot Inc.	350 shares		2,494

Oracle Corp.	1,900 shares		55,338

Palm Inc.	15 shares		424

Panja Inc.	430 shares		1,935

Pfizer Inc.	70 shares		3,220

PMC Sierra Inc.	47 shares		3,695

M.A. Hanna Company
401(k) and Retirement Plan and Trust

EIN: 34-1730488 Plan No.: 014

Schedule H, Line 4i — Schedule of Assets

(Held at End of Year)(continued)

Identity of Issue, Borrower, Lessor	Description		Current
or Similar Party	of Investment	Cost**	Value

Common Stocks (continued)

PolyOne Corp.*	411 shares		2,415

Puma Technology Inc.	80 shares		332

Qlogic Corp.	114 shares		8,799

Rambus Inc.	45 shares		1,643

Rhythms Netconnections Inc.	42 shares		45

Rite Aid Corp	1,000 shares		2,375

Salton Inc.	200 shares		4,138

SDL Inc.	20 shares		2,964

Stillwater Mining Co.	500 shares		19,675

Sun Microsystems Inc.	540 shares		15,019

Superconductor Technologies Inc.	1,075 shares		3,897

Texas Instruments Inc.	50 shares		2,369

Tollgrade Communications Inc.	145 shares		5,293

Urecoats Inds. Inc.	100 shares		44

Vastera Inc.	625 shares		9,727

Verlink Corp.	100 shares		213

Veronex Technologies Inc.	100 shares		13

Virtualsellers.com	6 shares		3

Wal Mart Stores Inc.	18 shares		956

Waverider Communications inc	450 shares		647

Western Digital Corp.	2,550 shares		6,217

WMS Inds. Inc.	1 share		20

Worldcom Inc.	44 shares		619

Zoom Telephonics Inc.	50 shares		167

			15,765,148

M.A. Hanna Company
401(k) and Retirement Plan and Trust

EIN: 34-1730488 Plan No.: 014

Schedule H, Line 4i — Schedule of Assets

(Held at End of Year)(continued)

Identity of Issue, Borrower, Lessor	Description		Current
or Similar Party	of Investment	Cost**	Value

Other

Nasdaq 100 Shares	70 shares		4,086

Participant Loans*	At interest rates
	ranging from 5.2%
	to 10.5%		6,300,410

			$184,797,197

*	Indicates party-in-interest to the Plan.

**	Historical cost provided only for nonparticipant-directed investments.

M.A. Hanna Company

401(k) and Retirement Plan and Trust

EIN: 34-1730488 Plan No.: 014

Schedule H, Line 4j — Schedule of Reportable Transactions

For the Year Ended December 31, 2000

				Current Value
				of Assets on
	Purchase		Cost	Transaction	Net Gain
Description of Assets	Price	Selling Price	of Assets	Date	(Loss)

Category (i) –– Single transactions in excess of 5% of plan assets

M.A. Hanna Company Common Stock*		$35,195,249	$35,195,249	$35,195,249	$—

PolyOne Corporation Common Stock*	$35,195,249		35,195,249	35,195,249

Category (iii) –– Series of transactions in excess of 5% of plan assets

M.A. Hanna Company Common Stock*	8,640,714		8,640,714	8,640,714
		43,048,288	41,305,758	43,048,288	1,742,530

PolyOne Corporation Common Stock*	36,736,967		36,736,967	36,736,967
		1,892,740	3,062,169	1,892,740	(1,169,429)

UMB Scout Prime 1	6,564,189		6,564,189	6,564,189
		6,420,422	6,420,422	6,420,422	—

*	Indicates party-in-interest to the Plan.

There were no category (ii) or (iv) reportable transactions during 2000.